Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-4 of our report (which report contans an explanatory paragraph related to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) dated May 13, 2022, relating to the financial statements of Nano Precision Medical, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP
Walnut Creek, California
May 13, 2022